Exhibit 99.1

Update on COVID-19 Impacts to Willdan

Date and Time for First Quarter Earnings Call Announced

ANAHEIM, Calif.—(BUSINESS WIRE)—Willdan Group, Inc. (NASDAQ: WLDN) today provided a business update related to impacts of the COVID-19 global pandemic (“COVID-19” or “pandemic”).

“At Willdan, we have taken proactive, prudent actions to protect the safety, health, and well-being of employees, customers, suppliers, and communities during this unprecedented time,” said Thomas Brisbin, CEO of Willdan. “Due to the rapidly evolving nature and continued uncertainty surrounding COVID-19, we are taking steps to maintain the safety of our employees, reduce costs, preserve liquidity, and improve our financial flexibility. This helps ensure that the Company is well-positioned to navigate this global pandemic.”

Safety

The safety of Willdan’s employees and families is critical, and the Company has taken many steps to protect its workforce. Nevertheless, COVID-19 is without precedent, its severity and duration are uncertain, and its impacts are being felt across nearly all businesses, including Willdan’s. As Willdan strives to meet customer needs in this challenging environment, it is also implementing several preventive measures such as social distancing practices and work-from-home arrangements when possible. A majority of Willdan’s employees are now working from home.

Operations

While government agencies have issued shelter-in-place orders, the Company’s services are classified as “essential business” in many locations. The Company’s operations in those areas are continuing. Approximately 60% of Willdan’s gross revenue has either been determined to be “essential” by government agencies or has continued to progress during the pandemic, with a gross revenue impact estimated at less than 20% for this part of the business. However, the Company’s Direct Install programs, where major utilities have hired Willdan to help small businesses in their territory save electricity, have been more severely impacted. This is due primarily to COVID-19 restrictions implemented by the Governors of New York and California. The Direct Install business accounted for approximately 40% of Willdan’s 2019 gross revenue, and a significant portion of Direct Install work has been suspended until work restrictions are lifted.

No contract cancelations have occurred to date, and procurements and negotiations for new work are continuing. Some clients are choosing to progress work more rapidly while public infrastructure remains closed. New programs procured by the California Investor-Owned Utilities have been proceeding on-schedule.

Management is taking actions it believes will ensure that the Company is well-positioned to resume its growth trajectory after work restrictions are lifted. Such actions include:

•	Reduction in workforce, primarily through an unpaid furlough, impacting approximately 300 Willdan staff. The largest reductions were a result of government-mandated work restrictions impacting Direct Install programs in California and New York;

•	A freeze on all non-critical spending for travel, capital expenditures, and other discretionary expenses;

•	A temporary cash wage reduction for salaried employees, ranging from 0% for lower salary bands up to 75% for senior management;

•	Suspension of cash fees for the Company’s Board of Directors, until such time as the Board determines.

Liquidity and Capital Resources

Willdan’s financial position remains strong. As of April 14, 2020, Willdan had $16 million of net cash balance and $56 million in borrowing capacity available on the Company’s credit facilities, subject to compliance with financial covenants and inclusive of borrowing capacity under its delayed draw term loan.

Management has held initial, proactive discussions with its current lending group regarding potential relief from its financial covenants and to preserve financial flexibility amid the current global market uncertainty caused by COVID-19. The Company has longstanding relationships within its lending group, providing support for such discussions. In the first quarter, the Company enhanced liquidity by minimizing working capital and significantly improving cash collections. Combined with availability under its credit facilities, the enhanced liquidity provides a cushion against any unforeseen liquidity disruptions.

Withdrawal of Full-Year 2020 Financial Targets

Willdan’s financial results for the first quarter of 2020 and the foreseeable future will be impacted by the above factors and the continued economic uncertainty due to the COVID-19 pandemic. As a result, Willdan is withdrawing its fiscal 2020 financial targets that were provided in the press release furnished as Exhibit 99.1 to its Form 8-K filed on March 5, 2020. The Company will provide a business update on the first quarter earnings call, scheduled for May 7, 2020, and will look to reinstate financial targets when there is improved visibility into expected results.

First Quarter 2020 Financial Results and Conference Call

On Thursday, May 7, 2020, after market close, Willdan plans to release its first quarter 2020 financial results. That same day, Chief Executive Officer Thomas Brisbin and Chief Financial Officer Stacy McLaughlin plan to host a conference call at 5:30 p.m. Eastern/2:30 p.m. Pacific to discuss Willdan’s financial results.

Interested parties may participate in the conference call by dialing 800-263-0877 and providing conference ID 3435104. The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events, and the replay will be archived for at least 12 months.

The telephonic replay of the conference call may be accessed following the call by dialing 888-203-1112 and entering the passcode 3435104. The replay will be available through May 21, 2020.

About Willdan

Willdan is a nationwide provider of professional technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Forward-Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans, or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to reduce costs and preserve liquidity to maintain its operations during the continuation of this pandemic nor be able to resume its growth trajectory once pandemic-related restrictions are lifted and the economy begins to recover. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the ultimate impact of the COVID-19 pandemic on Willdan’s results, prospects, and opportunities; Willdan’s ability to adequately complete projects in a timely manner; Willdan’s ability to compete successfully in the highly competitive energy efficiency services market; changes in state, local, and regional economies and government budgets; Willdan’s ability to win new contracts, to renew existing contracts, and to compete effectively for contract awards through bidding processes; and Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 27, 2019. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Contacts

Willdan Group, Inc.

Stacy McLaughlin

Chief Financial Officer

714-940-6300

smclaughlin@willdan.com

or

Investor/Media Contact

Financial Profiles, Inc.

Tony Rossi, 310-622-8221

trossi@finprofiles.com